UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2012

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On Tuesday, October 30, 2012, First Busey Corporation (“First Busey”) issued a press release disclosing financial results for the quarter and nine months ended September 30, 2012.  The press release is made part of this Form 8-K and is attached as Exhibit 99.1.

The press release made a part of this Current Report on Form 8-K includes forward looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of the Registrant.

These forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward looking statements will not be achieved.  First Busey cautions you not to place undue reliance on these forward looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On October 26, 2012, First Busey announced a modification to its organizational structure.  The modification was determined after assessing the current operating environment, evaluating future growth opportunities, and discussions with the First Busey board of directors and executive management.  The principal modification is as follows:

Robert F. Plecki, Jr. will assume responsibility as Executive Vice President and Chief Operating Officer of First Busey effective October 26, 2012.  In addition to this role, Mr. Plecki will assume certain leadership responsibilities at Busey Wealth Management and will continue to serve as the Chief Credit Officer for First Busey.  Other than his employment relationship, Mr. Plecki does not have a direct or indirect material interest in any transaction with First Busey required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Plecki and any other person pursuant to which Mr. Plecki was selected for his newly-appointed position, nor is Mr. Plecki related to any other member of the respective boards of directors or executive officers of First Busey.

Mr. Plecki, age 52, has served as the Chief Credit Officer of First Busey since March 2010.  He served as Executive Vice President of our southwest Florida market from 2009 – 2010.  Prior to that appointment, he served as Executive Vice President of our Champaign-Urbana market following the merger with Main Street Trust.  Before the merger, Mr. Plecki served as President of Main Street Bank & Trust Retail Banking from 2004 – 2007 and President of BankIllinois (a subsidiary of Main Street Trust, Inc.) from 2001-2004.  Prior to being named President of BankIllinois, Mr. Plecki served in various positions within Commercial Banking at BankIllinois from 1986-1997.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release issued by the Company, dated October 30, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2012	First Busey Corporation

By:           /s/ David B. White
Name:         David B. White
Title:           Chief Financial Officer